Exhibit 99.1

NGP Capital Resources Company Announces
3rd Quarter 2006 Financial Results

Houston - November 6, 2006 - NGP Capital Resources Company (NASDAQ: NGPC) today announced financial results for the third quarter ending September 30, 2006.

Highlights for the quarter ending September 30, 2006:

Stockholders' Equity: $243.3 million
Net Asset Value per share: $13.99

Operating Results:
Net increase in stockholders' equity (net assets) from operations: $5.3 million
Net investment income: $4.7 million
Net increase in unrealized appreciation on portfolio securities: $0.8 million

Portfolio Investment Activity:
Net portfolio investments added: 4
Investments during the quarter: $ 57.7 million
Number of portfolio companies at September 30, 2006: 14

Portfolio and Investment Activity

During the three months ended September 30, 2006, we added five new companies to our portfolio. One company repaid its facility, resulting in a net increase of four portfolio companies for the quarter.

In July, we closed a $30 million senior secured credit facility with Rubicon Energy Partners, LLC, to acquire and develop oil and gas assets located in the Permian and Fort Worth Basins in Texas. Initial availability under the facility was $23 million, and as of September 30, 2006, $22 million was drawn. In addition to the facility, NGPC, through its wholly-owned subsidiary NGPC Asset Holdings II, LP, purchased 4,000 membership units of Rubicon for a total of $4 million. Also in July, Rabbit Island, LP repaid its fully drawn $25 million facility, $12.5 million net to NGPC, with the proceeds from the sale of certain of its oil and gas properties.

In August, we closed a $15 million senior secured credit facility with BSR Loco, LLC to acquire and develop East Texas oil and gas assets. As part of the transaction, NGPC received warrants in the company and an overriding royalty interest in certain of its properties. Initial availability was $12 million, and as of September 30, 2006, approximately $2 million was drawn on the facility. Also in August, we closed a $15 million senior secured credit facility with BSR Alto, LLC and received warrants in the company and an overriding royalty interest in certain of its East Texas properties. Initial availability was $8 million, and as of September 30, 2006, approximately $1.3 million was drawn on the facility. Also, we closed on a participation in the syndicate of an $82 million senior secured credit facility with Nighthawk Transport I LP, purchasing the notes from a private investment firm which acted as agent for the facility. NGPC’s portion of the initial availability was $10 million, and as of September 30, 2006, approximately $9.5 million was drawn on the facility. As part of the transaction, NGPC received warrants in Nighthawk.

In September, NGPC participated in a $325 million second lien term loan for Energy XXI Gulf Coast, Inc. NGPC committed and funded $14 million in the syndicated term loan which will be used for acquisitions and to refinance existing indebtedness.

As of September 30, 2006, our portfolio was invested as follows: 30.8% in senior secured term loans, 24.2% in senior subordinated secured notes, 0.6% in participating convertible preferred stock, 5.0% in corporate notes, 1.2% in LLC units, 34.9% in U.S. Treasury Bills, and 3.3% in cash and cash equivalents. At September 30, 2006, the weighted average yield on targeted portfolio investments, exclusive of capital gains, was 12.5%. The weighted average yield of our corporate notes was 5.5%. The weighted average yield of our U.S. Treasury Bills and cash equivalents was 4.7%. The weighted average yield on our total capital invested at September 30, 2006 was 9.2%. Yields are computed using interest rates as of the balance sheet date and include amortization of loan discount points, original issue discount and market premium or discount, weighted by their respective costs when averaged.

Operating Results - Quarter ended September 30, 2006

Investment income totaled $7.6 million for the quarter ended September 30, 2006, with $6 million attributable to our targeted investments and $1.6 million attributable to investments in cash equivalents and corporate notes. Operating expenses for the quarter were $2.8 million and included $1.1 million of investment advisory and management fees, and $.9 million of general and administrative expenses and credit facility interest and fees of $0.8 million. The resulting net investment income was $4.7 million. For the quarter ended September 30, 2006, our portfolio experienced net unrealized appreciation of $0.8 million primarily attributable to changes in market prices of investments in corporate notes. Overall, we had a net increase in stockholders' equity (net assets) resulting from operations of $5.3 million, or $0.31 per share. After giving effect to the $0.25 per common share dividend declared during the quarter, stockholders’ equity (net assets) per share as of September 30, 2006 was $13.99.

Operating Results - Nine Months ended September 30, 2006

Investment income totaled $18.6 million for the nine months ended September 30, 2006, with $13.9 million attributable to our targeted investments and $4.7 million attributable to investments in cash equivalents and corporate notes. Operating expenses for the nine months ended totaled $6.9 million and included $3.4 million of investment advisory and management fees, $2.5 million of general and administrative expenses and $1 million of credit facility interest and fees. The resulting net investment income was $11.6 million. For the nine months ended September 30, 2006, our portfolio experienced net unrealized depreciation of ($1.7) million primarily attributable to changes in market prices of investments in corporate notes. Overall, we had a net increase in stockholders' equity (net assets) resulting from operations of $9.7 million, or $0.56 per share. After giving effect to the $0.59 per common share dividend declared during the nine month period, stockholders’ equity (net assets) per share as of September 30, 2006 was $13.99.

Conference Call at 11:00 a.m. Eastern Time on November 6, 2006

NGPC invites all interested persons to participate in its conference call on Monday, November 6, 2006 at 11:00 am Eastern Time. The dial-in number for the call is (800) 946-0720. International callers should dial (719) 457-2646. The Company will maintain an audio replay of the call from 2:00 pm Eastern Time on November 6, 2006 through 11:59 pm Eastern Time on Monday, November 13, 2006. The replay dial-in number is (888) 203-1112. International callers should dial (719) 457-0820. The replay pass code is 7060064.

NGP CAPITAL RESOURCES COMPANY
CONSOLIDATED BALANCE SHEET

	September 30, 2006(unaudited)	December 31, 2005 (audited)
Assets:
Investments in portfolio securities at fair value
(cost: $196,907,941 and $91,761,111, respectively)	$197,386,787	$92,847,043
Investments in corporate notes at fair value
(cost: $19,694,652 and $21,727,976, respectively)	17,381,000	20,537,900
Investments in U.S. treasury bills, at amortized cost
which approximates fair value	121,092,487	121,518,196
Total investments	335,860,274	234,903,139

Cash and cash equivalents, at cost which
approximates fair value	11,416,201	13,350,588
Accounts receivable	13,920	50,965
Interest receivable	1,132,786	609,545
Prepaid assets	1,316,424	576,029
Total assets	$349,739,605	$249,490,266

Liabilities and stockholders' equity (net assets):
Current Liabilities:
Accounts payable	$916,528	$407,580
Management and incentive fees payable	1,128,303	399,173
Dividends payable	4,350,025	4,785,028
Total current liabilities	6,394,856	5,591,781
Long-term debt	100,000,000	-
Total liabilities	106,394,856	5,591,781

Stockholders’ equity (net assets)
Common stock, $.001 par value, 250,000,000 shares
authorized; 17,400,100 issued and outstanding	17,400	17,400
Paid-in capital in excess of par	244,309,260	244,309,260
Undistributed net investment income (loss)	1,027,296	(324,031)
Undistributed net realized capital gain (loss)	(174,401)	-
Net unrealized appreciation (depreciation) of
portfolio securities and corporate notes	(1,834,806)	(104,144)
Total stockholders’ equity (net assets)	243,344,749	243,898,485
Total liabilities and stockholders' equity (net assets)	$349,739,605	$249,490,266
Net asset value per share	$13.99	$14.02

NGP CAPITAL RESOURCES COMPANY
CONSOLIDATED STATEMENT OF OPERATIONS

	For the Three Months Ended		For the Nine Months Ended
	September 30, 2006 (unaudited)	September 30, 2005 (unaudited)	September 30, 2006 (unaudited)	September 30, 2005 (unaudited)
Investment income
Interest income	$7,379,320	$4,338,322	$18,040,507	$12,183,087
Dividend income	-	-	60,998	-
Other income	177,634	101,000	451,261	101,000
	7,556,954	4,439,322	18,552,766	12,284,087

Operating expenses
Management fees	1,128,304	900,000	3,363,428	2,700,000
Organization costs	-	-	-	1,111
Professional fees	186,132	151,865	543,960	619,416
Insurance expense	144,234	144,248	432,823	432,407
Interest expense and fees	836,067	79,477	996,141	120,230
General and administrative expenses	523,084	346,798	1,599,028	1,108,141
Total operating expenses	2,817,821	1,622,388	6,935,380	4,981,305

Net investment income	4,739,133	2,816,934	11,617,386	7,302,782

Net realized capital gain (loss) on portfolio securities
and corporate notes	(174,401)	173,081	(174,401)	316,651
Net increase (decrease) in unrealized appreciation
(depreciation) on portfolio securities and corporate notes	775,859	403,219	(1,730,662)	(983,221)

Net increase in stockholders' equity
(net assets) resulting from operations	$5,340,591	$3,393,234	$9,712,323	$6,636,212
Net increase in stockholders' equity (net assets)
resulting from operations per common share	$0.31	$0.20	$0.56	$0.38

Per Share Data
	For the Three Months Ended		For the Nine Months Ended
	September 30, 2006(unaudited)	September 30, 2005(unaudited)	September 30, 2006(unaudited)	September 30, 2005(unaudited)
Net asset value, beginning of period	$13.93	$13.96	$14.02	$14.03

Net investment income	0.28	0.16	0.67	0.42
Net realized and unrealized (loss) on portfolio securities	0.03	0.04	(0.11)	(0.04)
Net increase in stockholders' equity (net assets)
resulting from operations	0.31	0.20	0.56	0.38

Net asset value before dividends	14.24	14.16	14.58	14.41

Dividends declared	(0.25)	(0.14)	(0.59)	(0.39)
Net asset value, end of period	$13.99	$14.02	$13.99	$14.02

About NGP Capital Resources Company

NGP Capital Resources Company is a closed-end investment company that has elected to be treated as a business development company under the Investment Company Act of 1940. The Company's investment portfolio is principally invested in energy related private companies. From time to time, the Company may also invest in public companies. The Company invests primarily in senior secured and mezzanine loans in furtherance of its business plan and in some instances receives equity investments in portfolio companies in connection with such investments. NGP Capital Resources Company is managed by NGP Investment Advisor, LP, an affiliate of NGP Energy Capital Management.  NGP Energy Capital Management, based in Irving, Texas, is a leading investment firm with over $3.6 billion of cumulative capital under management since inception, serving all sectors of the energy industry.

This press release may contain forward-looking statements. These forward-looking statements are subject to various risks and uncertainties, which could cause actual results and conditions to differ materially from those projected, including the uncertainties associated with the timing of transaction closings, changes in interest rates, availability of transactions, the future operating results of our portfolio companies, changes in regional, national, or international economic conditions and their impact on the industries in which we invest, or changes in the conditions of the industries in which we invest, and other factors enumerated in our filings with the Securities and Exchange Commission.

We may use words such as "anticipates," "believes," "expects," "intends," "will," "should," "may" and similar expressions to identify forward-looking statements. Undue reliance should not be placed on such forward-looking statements as such statements speak only as of the date on which they are made. We do not undertake to update our forward-looking statements unless required by law.

Persons considering an investment in NGP Capital Resources Company should consider the investment objectives, risks, and charges and expenses of the company carefully before investing. Such information and other information about the company is available in our annual report on Form 10-K, in our quarterly reports on Form 10-Q and in prospectuses we issue from time to time in connection with our offering of securities. Such materials are filed with the SEC and copies are available on the SEC’s website, www.sec.gov. Prospective investors should read such materials carefully before investing.

INVESTMENT CONTACT: Please send investment proposals to: NGP Capital Resources Company, John Homier (jhomier@ngpcrc.com), Kelly Plato (kplato@ngpcrc.com), Larry Tharp (ltharp@ngpcrc.com) or Dan Schockling (dschockling@ngpcrc.com), 713-752-0062.

INVESTOR RELATIONS CONTACT: Steve Gardner (investor_relations@ngpcrc.com), 713-752-0062.